UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 4, 2014

Cleveland BioLabs, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street

Buffalo, NY 14203

(Address of Principal Executive Offices and zip code)

(716) 849-6810

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.01(a): Settlement Agreement

On September 4, 2014, Cleveland BioLabs, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Sabby Healthcare Volatility Master Fund, Ltd. (“Sabby Healthcare”) and Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility,” and collectively with Sabby Healthcare, “Sabby”) to resolve the pending claims against each other arising from the Company’s sale of shares of its common stock, $0.005 par value per share (the “Common Stock”), and warrants to purchase shares of its Common Stock (collectively, the “Securities”). The Securities were sold pursuant to a securities purchase agreement dated January 14, 2014.

Sabby has agreed to withdraw its claims without compensation from the Company, and the Company has agreed to waive any claims for legal fees and expenses from Sabby. The parties have exchanged mutual releases of liability.

On September 8, 2014, the Company issued a press release announcing the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 1.01(b): Series A Warrant Amendments

On September 4, 2014, the Company entered into an Amendment to Series A Common Stock Purchase Warrant with each of Sabby Healthcare and Sabby Volatility (collectively, the “Series A Warrant Amendments”) to amend certain terms of a warrant (collectively, the “Series A Warrants”), each dated January 16, 2014, by and between the Company and each of Sabby Healthcare and Sabby Volatility. The Series A Warrants entitle Sabby to purchase, in the aggregate, 2,049,180 shares of the Company’s Common Stock. The Series A Warrant Amendments extend the expiration dates of the Series A Warrants from January 16, 2019 to January 16, 2021. Additionally, the Series A Warrant Amendments reduce the exercise price of the Series A Warrants from $1.22 to $1.02.

Each of the Series A Warrant Amendments are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Series A Warrant Amendments and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibits.

Item 1.01(c) Series B Warrant Cancellation

On September 4, 2014, the Company and Sabby entered into an agreement pursuant to which each of Sabby Healthcare and Sabby Volatility will return for cancellation a warrant, each dated January 16, 2014, by and between the Company and each of Sabby Healthcare and Sabby Volatility (collectively, the “Series B Warrants”). The Series B Warrants entitle Sabby to purchase, in the aggregate, 2,049,180 shares of the Company’s Common Stock.

Item 1.01(d): Securities Purchase Agreement Amendment

On September 4, 2014 the Company entered into an Amendment No. 1 to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with each of Sabby Healthcare and Sabby Volatility to amend certain terms of that certain Securities Purchase Agreement, dated as of January 14, 2014, by and among the Company and certain institutional investors named on the signature pages attached thereto (the “Purchase Agreement”). The Purchase Agreement Amendment removes from the Purchase Agreement restrictions on the Company’s ability to effect an issuance involving a variable rate transaction.

The Purchase Agreement Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Purchase Agreement Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibits.

Item 3.03(a)	Material Modification to Rights of Security Holders

The information set forth in Item 1.01(b) and 1.01(d) of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Sabby Healthcare Series A Warrant Amendment

4.2	Sabby Volatility Series A Warrant Amendment

10.1	Purchase Agreement Amendment

99.1	Press Release titled “Cleveland BioLabs and Sabby Announce Resolution of Litigation,” dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: September 8, 2014	By:	/s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer